Exhibit 10.19
SECOND AMENDMENT TO OFFICE LEASE
     THIS SECOND AMENDMENT TO OFFICE LEASE (this “Amendment”) is executed this 21st day of February, 2008 by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership (“Landlord”), and SCIQUEST, INC., a Delaware corporation (“Tenant”), successor in interest to Kroy Building Products, Inc., a Delaware corporation (“Kroy”).
WITNESSETH:
     WHEREAS, Landlord and Kroy entered into that certain Lease Agreement dated September 29, 2006, as amended by that certain First Amendment to Office Lease dated January 31, 2007 (collectively, the “Lease”), whereby Tenant leases from Landlord certain premises consisting of approximately 7,224 rentable square feet (the “Leased Premises”) located at 6501 Weston Parkway, Suite 250, Cary, North Carolina 27513, within Weston Parkway (the “Park”);
     WHEREAS, Kroy heretofore assigned all of its interest in the Lease to Tenant; and
     WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease.
     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby enter into this Amendment.
     1. Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.
     2. Amendment of Article 8. Section 8.04(a)(i) is hereby deleted in its entirety and replaced with the following:
     “(i) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant’s use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $6,000,000, which may be satisfied by any combination of primary and excess or umbrella per occurrence policies.”
     3. Amendment of Article 13.
     (a) Section 13.01(a) is hereby deleted in its entirety and replaced with the following:
     “(a) Tenant fails to pay any Monthly Rental Installments or Additional Rent within five (5) business days after the same is due. Notwithstanding anything to the contrary in this Section 13.01(a), if Tenant fails to pay any Monthly Rental Installments or Additional Rent within five (5) days after the same is due, Landlord shall provide Tenant with a written courtesy notice of such Default and Tenant shall have an additional five (5) days to cure such Default; provided, however, that Landlord shall not be required to give such courtesy notice more than one (1) time with respect to any particular Default, nor more than one (1) time in any consecutive twelve (12) month period with respect to any payment Defaults in the aggregate.”

     (b) Section 13.01(c) is hereby deleted in its entirety and replaced with the following:
     “(c) Tenant shall vacate or abandon the Leased Premises, or fail to occupy the Leased Premises or any substantial portion thereof for a period of thirty (30) days. Notwithstanding the foregoing, Tenant shall not be held in default under Section 13.01(c), provided that: (A) Tenant is not otherwise in default under the Lease, (B) Tenant continues to pay rent through the end of the term of the Leased Premises, (C) Tenant adequately secures the Leased Premises to prevent damage, destruction or vandalism to the Leased Premises, (D) Tenant continues such utilities to the Leased Premises as will prevent any damage to the Leased Premises, and (E) Tenant continues to provide insurance for the Leased Premises and pays any increased premium resulting from a lack of a tenant in the Leased Premises.”
     4. Deletion of Article 14. Article 14 is hereby deleted in its entirety.
     5. Tenant’s Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized and if such state is not the state in which the Leased Premises is located, that it is authorized to do business in such state; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.
     6 Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.
     7. Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.
     8. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.
[Signatures on Following Page]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD: DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership doing business in North Carolina as Duke Realty of Indiana Limited Partnership
By:	Duke Realty Corporation,
its General Partner

By:	/s/ Jeffrey B. Sheehan
Jeffrey B. Sheehan
Senior Vice President Raleigh Operations

TENANT: SCIQUEST, INC., a Delaware corporation
By:	/s/ Stephen Wiehe
	Name:	Stephen Wiehe
	Title:	President & CEO

END OF EXECUTION SIGNATURES